Exhibit 99.1

November 15, 2011

NORTHWEST PIPE ANNOUNCES LATE FILING OF FORM 10-Q AND RECEIPT OF NASDAQ

NOTICE RELATED TO LATE FILING OF FORM 10-Q

Vancouver, WA, November 15, 2011. Northwest Pipe Company (NASDAQ: NWPX) today announced that it has delayed the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 pending the conclusion of its review of the assumptions relied upon in prior years in determining depreciation expense for equipment using the units of production method.

Also on November 15, 2011, the Company received a notice from the Nasdaq Stock Market stating that the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Under the Nasdaq Listing Rules, the Company has 60 calendar days, or until January 17, 2012, to submit to Nasdaq a plan to regain compliance with the Listing Rules. If the Nasdaq Stock Market staff accepts the plan, the Nasdaq staff can grant an exception of up to 180 calendar days, or until May 14, 2012, for the Company to regain compliance.

By January 17, 2012, the Company plans to either file its September Form 10-Q or submit to Nasdaq a plan to regain compliance.

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of products including energy, construction, agriculture and industrial systems. The Company is headquartered in Vancouver, Washington and has ten manufacturing facilities across the United States and Mexico.

Forward-Looking Statements

This press release contains statements, including statements regarding the Company’s intention to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 or submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules by January 17, 2012, that are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include the outcome of the Company’s review of the assumptions relied upon in prior years in determining depreciation expense for equipment using the units of production method, including any changes or adjustments to the Company’s financial results for the quarter ended September 30, 2011 or the Company’s previously reported financial results or any changes in the Company’s accounting policies or practices, risks related to the continuation of the Company’s inability to timely file required reports with the Securities and Exchange Commission, changes in demand and market prices for our products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

CONTACT:	Robin Gantt, Chief Financial Officer
360-397-6250